                              SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


/X/  Filed by Registrant.
/ /  Filed by Party other than the Registrant

Check the appropriate box:
/X/  Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                               KINETIC VENTURES LTD.
                  (Name of Registrant as Specified in Its Charter)

                                   NOT APPLICABLE
        (Name of Person(s) Filing Proxy Statement if other than Registrant)


Payment of Filing Fee (check the appropriate box):
/X/  No fee required.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         ----------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

         ----------------------------------------------------------------------

     5)  Total Fee Paid:

         ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the Fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

         ----------------------------------------------------------------------
     2)  Form, Schedule or Registration Statement Number:

         ----------------------------------------------------------------------
     3)  Filing Party:

         ----------------------------------------------------------------------
     4)  Date Filed:

         ----------------------------------------------------------------------

                               KINETIC VENTURES LTD.
                        1095 West Pender Street - Suite 850
                    Vancouver, British Columbia, Canada  V6E 2M6

                      NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                    JULY 2, 1998

     Notice is hereby given that the Annual Meeting of Shareholders of Kinetic Ventures Ltd. (the "Company") will be held at the offices of the Company at 1095 West Pender Street, Suite 850, Vancouver, British Columbia, Canada V6E 2M6, on Thursday, July 2, 1998, at 10:00AM, local time, for the following purposes:

     1. To elect three (3) directors of the Company to hold office until the next Annual Meeting of Shareholders in 1999 and until their respective successors are elected and qualified;

     2. To consider and vote on a proposal to amend the Company's Certificate of Incorporation to effect a one-for-six reverse stock split (the "Reverse Stock Split");

     3. To consider and vote on a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to Kinetic Technologies Corp., or such other name as the Board of Directors may approve; and

     4. To transact such other business as may properly come before the meeting, or any adjournments thereof.

     Information with respect to the above is set forth in the Proxy Statement which accompanies this Notice. Only holders of shares of the Company's Common Stock of record at the close of business on May 27, 1998 (the "Record Date") are entitled to notice of and to vote at the Meeting.

     We hope that all of our shareholders who can conveniently do so will attend the Meeting. Shareholders who do not expect to be able to attend the Meeting are requested to mark, date and sign the enclosed proxy and return the same in the enclosed addressed envelope which requires no postage and is intended for your convenience.


                              SANDRA LEE, SECRETARY


Dated:  May 29, 1998

                                KINETIC VENTURES LTD.

                                   PROXY STATEMENT
                            ANNUAL MEETING OF SHAREHOLDERS

     The enclosed proxy is solicited by the Board of Directors of Kinetic Ventures Ltd., a Delaware corporation (the "Company"), from the holders of shares of Common Stock, $.001 par value ("Common Stock") to be voted at the Annual Meeting of Shareholders (the "Meeting") to be held at the offices of the Company at 1095 West Pender Street, Suite 850, Vancouver, British Columbia, Canada V6E 2M6, on Thursday, July 2, 1998, at 10:00AM, local time, and at any adjournments thereof.

     The only business which the Board of Directors intends to present or knows that others will present at the Meeting is: (i) the election of three (3) Directors of the Company to hold office until the next Annual Meeting of Shareholders in 1999 and until their successors have been elected and qualified;
(ii) to consider and vote on a proposal to amend the Company's Certificate of Incorporation to effect the Reverse Stock Split; and (iii) to consider and vote on a proposal to amend the Company's Certificate of Incorporation to change the name of the Company to Kinetic Technologies Corp., or such other name as the Board of Directors may approve. Management does not know of any other business to be brought before the Meeting but it is intended that as to any other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. If proxies in the enclosed form are properly executed and returned, the Common Stock represented thereby will be voted at the Meeting in accordance with the shareholder's direction. Unless otherwise specified, proxies in the enclosed form will be voted for the election of three (3) Directors named as nominees and in favor of each of the other two proposals. Any shareholder giving a proxy has the power to revoke it at any time before the proxy is voted by revoking it in writing, by executing a later dated proxy or appearing at the Meeting and voting in person. Any writing revoking a proxy should be addressed to Sandra Lee, Secretary of the Company, at the address set forth below.

     The Directors to be elected at the Meeting will be elected by a plurality of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote. The proposals to amend the Certificate of Incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. With regard to the election of Directors, votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because Directors will be elected by a plurality of votes cast.

     Abstentions may be specified on all proposals submitted to a stockholder vote other than the election of Directors. Abstentions will be counted as present for purposes of determining the existence of a quorum regarding the proposal on which the abstention is noted. However, abstentions on any of the Company's proposals will have no effect on the outcome of the vote on such proposal where the outcome requires the affirmative vote of a majority of votes cast at the Meeting and will have the effect of a vote against the proposals to amend the Company's Certificate of Incorporation.

     Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain routine matters on which they have not received instructions from beneficial owners. Brokers holding shares of the Company's Common Stock in street name who do not receive instructions are entitled to vote on the election of Directors. Under applicable Delaware law, "broker non-votes" on any proposal (where a broker submits a proxy but does not vote a customer's shares on such proposal) will be considered not entitled to vote on that proposal and thus will not be counted in determining the outcome of such vote. Likewise, where authority to vote for the election of Directors is withheld by a stockholder, such shares will not be counted in determining the outcome of such vote. Therefore, broker non-votes with respect to the election of Directors and stockholders who mark their proxies to withhold authority to vote their shares will have no effect on the outcome of such proposal, although broker non-votes and proxies submitted where the vote for the election of Directors is withheld are counted in determining the existence of a quorum.

     Only holders of record of Common Stock as of the close of business on May 27, 1998 are entitled to vote at the Meeting or any adjournments thereof. On such date, the Company had outstanding voting securities consisting of 39,933,733 shares of Common Stock, each of which shares is entitled to one (1) vote on all proposals submitted to a vote of shareholders at the Meeting.

     The Company's principal executive office address is Kinetic Ventures Ltd., 1095 West Pender Street - Suite 850, Vancouver, British Columbia, Canada V6E 2M6, and its telephone number is (604) 689-1428. This Proxy Statement and the enclosed Form of Proxy will be mailed to the Company's shareholders on or about May 29, 1998.




1.   ELECTION OF DIRECTORS

     At the Meeting, it is proposed to elect three (3) Directors to hold office until the next Annual Meeting of Shareholders in 1999 and until their respective successors are elected and qualified. It is intended that, unless otherwise indicated, the shares of Common Stock represented by proxies solicited by the Board of Directors will be voted for the election as

Directors of the three nominees hereinafter named. If, for any reason, any of said nominees shall become unavailable for election, which is not now anticipated, the proxies will be voted for the other nominees and may be voted for a substitute nominee designated by the Board of Directors. Each nominee has indicated that he is willing and able to serve as a Director if elected, and, accordingly, the Board of Directors does not have in mind any substitute.

     The nominees as Director and their age are as follows:

          Name                               Age
          ----                               ---
          Brian Bayley                        44

          A. Murray Sinclair, Jr.             37

          Jennine M. Ballard                  47


     BRIAN BAYLEY has served as Director of the Company since February 1995 and was appointed President in March 1997. He is also President and director of Quest Management Corp., a private management company. Previously, Mr. Bayley held the positions of director, President, Chief Executive Officer, Secretary and Vice-President, Corporate Administration of Quest Oil & Gas, Inc. (formerly Quest Capital Corporation). Quest Oil & Gas, Inc. was a publicly-traded oil and gas company whose shares traded on The Toronto Stock Exchange. On April 22, 1997, substantially all the assets of Quest Oil & Gas Inc. were acquired by EnerMark Income Fund. Prior to that, he worked with the Vancouver Stock Exchange and a private management company. Mr. Bayley holds an MBA from Queen's University, Kingston, Ontario. Mr. Bayley currently serves as Director of Arlington Ventures Ltd., Belvedere Resources, Ltd., Brandale Food Services Inc., Ella Resources Inc., Gothic Energy Corporation, Greystar Resources Ltd., Leigh Resource Corporation, Marchwell Capital Corp., Neary Resources Corporation, Neutrino Resources Inc., New Candela Resources Ltd., Rhodelta Software, Inc., Roseland Resources Ltd. and Ventel, Inc.

     MR. SINCLAIR was elected a director of the Company on March 21, 1997. He is also President and a director of Quest Ventures Ltd., a private merchant banking company. Previously he was Managing Director of Quest Oil & Gas Inc. (formerly Quest Capital Corporation). Quest Oil & Gas Inc. was a publicly-traded oil and gas company whose shares traded on The Toronto Stock Exchange. Prior to that, he was President and director of Noramco Capital Corp., a private investment company. Mr. Sinclair holds a B.Comm. from Queen's University, Kingston, Ontario. Mr. Sinclair currently serves as Director of Arlington Ventures

Ltd., Belevedere Resources Ltd., Brandale Food Services Inc., Breakwater Resources Ltd., Brimstone Gold Corp., Habanero Resources Inc., Magnifoam Technology Inc., Marchwell Capital Corp., Neutrino Resources Inc., New Inca Gold Ltd., Roseland Resources Ltd., RTO Enterprises Inc., Santa Cruz Minerals Inc., Sextant Enterprise Corp. and Ventel, Inc.

     MS. BALLARD was elected a Director of the Company on March 21, 1997. She has, since April 1994, been employed as a consultant to publicly traded companies on Canadian securities regulatory matters. From April 1991 to April 1994, she was employed by Quest Capital Corporation (formerly known as Noramco Mining Corporation) in a corporate administrative capacity.

     There is no family relationship between any of the directors or executive officers of the Company.


DIRECTOR AND OFFICER SECURITIES REPORTS

     The Federal securities laws require the Company's Directors and executive officers, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any equity securities of the Company. Copies of such reports are required to be furnished to the Company. To the Company's knowledge, based solely on a review of the copies of such reports and other information furnished to the Company, all persons subject to these reporting requirements filed the required reports on a timely basis with respect to the Company's year ended December 31, 1997.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation paid by the Company during the fiscal year ended December 31, 1997 to the Chief Executive Officers of the Company who served during any portion of that year. No other executive officer total annual compensation in such year exceeded $100,000. All dollar amounts are provided in U.S. dollars.


                                       SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------
                                                   ANNUAL COMPENSATION
                                               --------------------------
                                                                                  SECURITIES
                                                                                  UNDERLYING
  NAME AND PRINCIPAL POSITION       YEAR        SALARY ($)     BONUS ($)       OPTIONS/SARS (#)
-------------------------------   --------     ------------   -----------     ------------------
Brian Bayley, President and         1997           -0-            -0-                -0-
   Chief Executive Officer (1)

William J. Worthen, President       1997         $ 37,159         -0-                -0-
   And Chief Executive              1996         $140,000         -0-                -0-
   Officer (2)                      1995         $140,000         -0-                -0-



------------------------------

(1) Mr. Bayley was elected President and Chief Executive Officer of the Company on March 20, 1997.
(2) Mr. Worth resigned as President and Chief Executive Officer of the Company on March 20, 1997.


     No options were granted or exercised during the year ended December 31, 1997.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On December 12, 1997, the Company sold 30,000,000 shares of Common Stock to clients of Benitz & Partners Limited for an aggregate purchase price of $211,275. Benitz & Partners Limited is a United Kingdom based investment dealer and holds the shares of record only as a portfolio manager as an agent for accounts fully managed by it. The proceeds were used by the Company to pay outstanding payables and for general corporate purposes. Benitz & Partners Limited disclaims a beneficial interest in the shares.

     On November 13, 1995, the Company sold to Ballard 200,000 shares of Preferred Stock which upon conversion represented 19.5% of the Company's capital stock for US$2 million pursuant to the Ballard Agreement. Under the Ballard Agreement, Ballard paid to the Company US$500,000 as nonrefundable consideration for the Ballard Option to acquire all of the assets of the Company during the 24 month period following the closing of the sale of the Preferred Stock. On February 28, 1997, the Company received notice from a wholly owned subsidiary of Ballard of Ballard's exercise of the Ballard Option and on March 20, 1997, the sale of substantially all the Company's assets to Ballard was completed. The purchase price for the assets was $4,245,422, plus an adjustment for prepaid rent of $2,233. Deducted from the purchase price were the $500,000 consideration paid for the option under the Option Agreement, $198,631 of liabilities assumed, $3,671,471 principal and interest owing by the Company to Ballard and liquid assets of $11,695, or a net purchase price deficiency of $134,142. The Company's 200,000 shares of Series A Preferred Stock were redeemed and retired. The deficiency of $134,142 in the payment of the purchase price is represented by the Company's promissory note due on demand which was assigned to a third party and paid subsequent to December 31, 1997. The Company agreed to indemnify Ballard against certain losses in connection with the transaction.

     The Ballard Agreement also provided for a line of credit up to $500,000 commencing eight months after the closing of the sale of Preferred Stock to finance operating expenses. The commencement date for this line of credit anticipated an eight month period beginning in July 1995 when the Ballard Agreement was signed. The Ballard Agreement was approved by shareholders in November 1995, four months later. The Company began borrowings against this credit facility in January 1996 and as of March 20, 1997 the Company has borrowed $500,000 and an additional $3,040,000 in addition to the line of credit for a total of $3,540,000.

     Under the Ballard Agreement two nominees of Ballard served on the Company's Board of Directors through March 20, 1997, and the Company's conduct of its business was subject to certain restrictions, during the option term. Mr. Harold Wolcott and Kenneth Sorenson joined the Board as Ballard's nominees and resigned on March 20, 1997.




2.   REVERSE STOCK SPLIT

     The Certificate of Incorporation is proposed to be amended to effect a 1:6 reverse stock split of the issued and outstanding shares of the Company's Common Stock. The Board of

Directors has authorized the Reverse Stock Split, and stockholders are being requested to approve an amendment to the Certificate of Incorporation.

     Subject to approval of the amendment by the stockholders of the Company, the Certificate of Amendment will be filed with the Secretary of State of the State of Delaware (the "Effective Date"). The Board of Directors may abandon the Reverse Stock Split without further action by the stockholders if it determines that it is in the best interests of the Company not to effect the Reverse Stock Split. On the Effective Date, the Reverse Stock Split will be deemed effective, and each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Stock Split (the "Old Shares") will be deemed automatically, without any action on the part of the stockholders, to represent 1/6th of the number of shares of Common Stock outstanding after the Reverse Stock Split (the "New Shares"), rounded up to the nearest whole number to eliminate fractional New Shares.

     The Company is presently authorized to issue up to 40,000,000 shares of Common Stock, $.01 par value of which 39,933,733 shares are issued and outstanding on the Record Date. The Reverse Stock Split will be effected on the basis of one (1) share of New Shares for each six (6) shares of outstanding Old Shares, and would authorize a reduction in the stated capital of the Company. The authorized number of shares of Common Stock, however, will not change.


               MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL

     Adoption of the Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.


PRINCIPAL EFFECTS OF REVERSE STOCK SPLIT

     The principal effects of the Reverse Stock Split will be:

     1. Based upon the 39,933,733 shares of Old Shares outstanding as of the Record Date, the Reverse Stock Split will decrease the outstanding shares of Common Stock, and thereafter approximately 6,655,622 shares of New Shares will be outstanding. The Reverse Stock Split will not affect any stockholder's proportionate equity interest in the Company, subject to the provisions for the elimination of fractional shares.

     2. The Company is authorized under its Certificate of Incorporation to issue up to 40,000,000 shares of Common Stock. The Company is not proposing to reduce the amount of its authorized Common Stock. The New Shares issued and outstanding will represent approximately 16.6% of the Company's authorized Common Stock, whereas the Old Shares currently issued and outstanding represent approximately 99.8% of the authorized Common Stock. After giving effect to the Reverse Stock Split, approximately 33,344,378 shares of Common Stock will be available for future issuance by the Board of Directors without further action by the stockholders.


PURPOSES OF THE REVERSE STOCK SPLIT

     The purpose of the Reverse Stock Split is to reduce the number of shares of Common Stock of the Company currently outstanding and, inasmuch as the Reverse Stock Split will not affect the number of shares of Common Stock the Company is authorized to issue, enable the Company, should such shares be required for such purpose, to issue such shares in order to raise additional capital or to be used in conjunction with any favorable business acquisition opportunities management of the Company desires to pursue. At present, management of the Company does not have any specific plans to issue any shares of Common Stock in order to raise additional capital or in connection with any business acquisitions. The issuance of such shares for such purposes could be effected without obtaining any further stockholder approval of such transactions.

     There can be no assurance that the Company will ever complete the acquisition of any further business activities or that the terms thereof may not be dilutive to the interests of the Company's present stockholders. In addition, in the event the Company should seek to raise additional capital, the terms on which such capital is raised may be dilutive to the Company's present stockholders.

     Having available a number of shares of Common Stock for issuance will eliminate possible later delays and expenses associated with obtaining a stockholder vote on specific issuances.


IMPLEMENTATION OF REVERSE STOCK SPLIT

     The Reverse Stock Split will be effected by filing the amendment to the Certificate of Incorporation with the Delaware Secretary of State and will become effective on the Effective Date. Without any further action on the part of the Company or the stockholders, after the Effective Date, each certificate representing Old Shares will be deemed to represent 1/6th of the number of New Shares (exclusive of any fractional interest).

     As soon as practicable after the Effective Date, the Company will send a letter of transmittal to each holder of record of Old Shares of Common Stock outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificate(s) representing such Old Shares to Montreal Trust Company, 151 Front Street, 8th Floor, Toronto, Ontario, Canada M5J 2N1, the Company's exchange agent (the "Exchange Agent"). Upon proper completion and execution of the letter of transmittal and return thereof to the Exchange Agent, together with the certificate(s) representing Old Shares, a stockholder will be entitled to receive a certificate representing the number of New Shares of Common Stock into which such stockholder's Old Shares have been reclassified and changed as a result of the Reverse Stock Split, rounded up to the nearest whole number to eliminate any fractional share interest.

     Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent.




3.   PROPOSAL TO CHANGE THE NAME OF THE COMPANY

     Subsequent to the sale of the assets of the Company to Ballard Medical Products in March 1997, the Company changed its name from Neuro Navigational Corporation to its present name. It is now proposed to change the Company's name to Kinetic Technologies Corp., or such other name as the Board of Directors may approve in order to better reflect the possible future activities in which the Company is engaged at the time.

               MANAGEMENT RECOMMENDS A VOTE IN FAVOR OF THE PROPOSAL.

     Management is currently reviewing various alternatives relating to further business activities for the Company, but no specific business activities have been identified and no agreements or agreements in principle have been entered into whereby the Company will again be engaged in any business activities. In addition, management has made no decision as to any specific industries or geographical areas where any such future business activities may be undertaken. Although management believes that its future business activities will be the result of the acquisition of an existing business, there can be no assurance with respect thereto and the Company may become engaged in such activities through other means. Management may seek to raise additional capital to enable it to become engaged in further business activities to finance an acquisition of an existing business or it may effectuate the acquisition through a merger, consolidation or other issuance of shares of the Company's Common Stock.

     There can be no assurance that the Company will be successful in effectuating the acquisition of any further business operations. In addition, there can be no assurance that the terms of such acquisition may not be dilutive to the Company's existing stockholders or that such terms will be advantageous to the Company. There can be no assurance that the Company will be successful in its attempts to enter into any further business activities.

     Until such time as the Company is successful in entering into further business activities, it should be expected that the Company will not realize any material revenues.

     Adoption of the Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock.

                               COMMON STOCK OWNERSHIP
                    OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     As of the Record Date, the Company had issued and outstanding 39,933,733 shares of its Common Stock. The following table sets forth, as of the Record Date, certain information regarding beneficial ownership of the Common Stock by
(i) those persons beneficially holding more than five percent of the Company's Common Stock, (ii) the Company's directors who beneficially own shares of the Common Stock and (iii) all of the Company's directors and officers as a group.

                                            NUMBER OF SHARES    PERCENTAGE OF
                                              BENEFICIALLY       OUTSTANDING
  NAME AND ADDRESS OF BENEFICIAL OWNER (1)      OWNED (2)       COMMON STOCK
-------------------------------------------------------------------------------
 Brian Bayley (3)                              1,261,571            3.1%

 A. Murray Sinclair, Jr. (3)                   1,261,571            3.1%

 Benitz & Partners Limited (4)
 94 Mount Street - First Floor                30,000,000           75.0%
 London, England  W1Y 5H5


 All officers and directors as a group         1,261,571            3.1%
    (2 persons)

--------------------

(1)  Unless otherwise indicated, the address of such person is c/o the Company.

(2) For purposes of the above table, a person is considered to "beneficially own" any shares with respect to which he or she exercises sole or shared voting or investment power or of which he or she has the right to acquire the beneficial ownership within 60 days following the Record Date.

(3) Consists of 1,261,571 shares of Common Stock owned by Quest Ventures, Ltd. of which Mr. Sinclair is President and Mr. Bayley is a Director and of which each holds 50% of the outstanding capital stock.

(4) Benitz & Partners Limited is an investment dealer regulated in England by the Securities and Futures Authority and holds the shares as a portfolio manager as an agent for accounts fully managed by it. Benetz & Partners Limited disclaims a beneficial interest in such shares.

ESCROWED SHARES

     In compliance with the requirements of the Securities Act (Ontario) and the securities laws of certain other Provinces of Canada, and pursuant to an agreement (the "Escrow Agreement") dated as of March 11, 1994 between Montreal Trust Company of Canada (the "Escrow Agent"), Quest Oil & Gas Inc. ("Quest"), Inter-Tel Media, Inc. (formerly Medsana Medical Systems, Inc.) ("Connect") and the Company, 2,523,142 shares of Common Stock (the "Escrowed Shares") owned directly or indirectly by Quest and Connect were deposited with the Escrow Agent. The Escrow Agent released 10% of the Escrowed Shares on December 24, 1994, 20% on December 24, 1995, 20% on December 24, 1996 and will release 20% on December 24, 1997 and the remaining 30% on December 24, 1998. Under the Escrow Agreement, the Escrowed Shares may not be sold, pledged as security or otherwise disposed of without the prior consent of the applicable securities commissions and other regulatory authorities. Quest and Connect have transferred beneficial ownership of such shares to Quest Ventures Ltd.


COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has not appointed either a Compensation Committee or an Audit Committee. The Board of Directors does not have a nominating committee.

     The Company's Board of Directors held one (1) meeting during the year ended December 31, 1997.


RELATIONSHIP WITH PUBLIC ACCOUNTANTS

     The firm of Raimondo, Pettit & Glassman has been selected to serve as the independent auditors for the Company for the fiscal year ending December 31, 1998. A representative of Raimondo, Pettit & Glassman is not expected to be present at the annual meeting of stockholders of the Company with the opportunity to make a statement or to be available to respond to appropriate questions.

     The Company's former independent accountants, Coopers & Lybrand L.L.P. ("Coopers") resigned from that capacity on November 8, 1996.

     The report by Coopers on the financial statements of the Company dated March 1, 1996, including consolidated balance sheets as of December 31, 1995 and 1994, and the related consolidated statements of operations, cash flows and statement of stockholders' equity (deficit) for the years then ended did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles except that the report contained a going concern qualification.

     The former independent accountants resigned from their position on November 8, 1996. The resignation was not presented to or considered by the Board of Directors or any audit or similar committee of the Board and, therefore, the decision was not recommended or approved by the Board or any such committee.

     During the period covered by the financial statements through the date of resignation of the former accountants, there were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     A letter from the former independent accountants for the Company is attached as an Exhibit to the Company's Form 10-QSB for the quarter ended September 30, 1996.


SUBMISSION OF SHAREHOLDERS' PROPOSALS FOR 1999 ANNUAL MEETING

     Any proposals which shareholders intend to present for a vote of shareholders at the Company's 1999 Annual Meeting and which such shareholders desire to have included in the Company's proxy statement and form of proxy relating to that meeting must be sent to the Company's executive office and received by the Company not later than January 29, 1999.

GENERAL

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by use of the mails, certain officers and regular employees may solicit proxies personally and by telephone and the Company will request banks, brokerage houses and nominees and fiduciaries to forward soliciting material to their principals and will reimburse them for their reasonable out-of-pocket expenses.

     The Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, including financial statements, is being mailed to shareholders herewith.


                              By Order of the Board of Directors

                              SANDRA LEE, SECRETARY



Dated:  May 29, 1998

                              APPENDIX:  FORM OF PROXY


                               KINETIC VENTURES LTD.
                        1095 West Pender Street - Suite 850
                    Vancouver, British Columbia, Canada  V6E 2M6


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Mr. Brian E. Bayley, Ms. Emily Hembroff and Sandra Lee, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of common stock of Kinetic Ventures Ltd. held of record by the undersigned on May 27, 1998 at the annual meeting of shareholders to be held on July 2, 1998 or any adjournment thereof.

     1.   Election of Directors

          / / For all nominees listed below (except as marked to contrary below)

          / /  Withhold Authority to vote for all nominees listed below


INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

          Brian E. Bayley                    A. Murray Sinclair, Jr.
          Jennine M. Ballard


     2. The proposal to amend the Company's Certificate of Incorporation to effectuate the Reverse Stock Split.

             / /  In Favor          / /  Against          / /  Abstain

     3. The proposal to amend to Company's Certificate of Incorporation to change the name of the Company.

             / /  In Favor          / /  Against          / /  Abstain

     4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS.

     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

     WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.




Dated:                 , 1998
        ---------------            --------------------------------------------
                                   Signature
                                   Title (if required)



                                   --------------------------------------------
                                   Signature (if held jointly)


                                         -ii-